SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: July 13, 2006

S3 INVESTMENT COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

California	000-28767	33-0906297
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

43180 Business Park Dr., Suite 202 Temecula CA 92590

(Address of principal executive offices)

Registrant's telephone number, including area code: (951) 587-3618

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION

At the Annual Meeting of Stockholders of S3 Investment Company, Inc. (the “Company”) held on July 13, 2006, the Company’s stockholders approved the Amendment to the Articles of Incorporation to increase the authorized number of shares of the Company’s common stock from 2,000,000,000 to 9,900,000,000 shares and the preferred stock from 20,000,000 to 100,000,000 shares. The Amendment to the Articles of Incorporation of S3 Investment Company, Inc. is filed as Exhibit 3.3 hereto.

ITEM 9. FINANCIAL STATEMENTS AND EXHIBITS

Financial statements: N/A

Exhibits:

Exhibit No.	Description	Location
3.3	Amendment to the Articles of Incorporation	Filed herein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S3 INVESTMENT COMPANY, INC.

June 18, 2006	/s/ James Bickel
Date	James Bickel Chief Executive Officer

EXHIBIT 3.3

AMENDMENT TO THE ARTICLES OF INCORPORATION OF

S3 INVESTMENT COMPANY, INC.

The amendment to the Company's Articles of Incorporation shall be filed with the California Secretary of State so that the Article IV of the Articles of Incorporation shall be amended to read, in part, as follows:

"The total number of shares of stock which the Corporation shall have authority to issue is 10,000,000,000 which shall consist of 9,900,000,000 shares of common stock, $.001 par value per share (the "common stock"), and 100,000,000 shares of preferred stock, $.001 par value per share (the "preferred stock")…...

IN WITNESS WHEREOF, the undersigned hereby duly executes this Certificate of Amendment hereby declaring and certifying under penalty of perjury that this is the act and deed of the Corporation and the facts herein stated are true, this 13th day of July, 2006.

                                           S3 INVESTMENT COMPANY, INC.

                                           By: /s/ James Bickel

                                           James Bickel, Chief Executive Officer